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                                                                   EXHIBIT 10.20

                            LIQUIDMETAL TECHNOLOGIES
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                       FOR
                                  PAUL AZINGER

                                    AGREEMENT

         1. Grant of Option. LIQUIDMETAL TECHNOLOGIES (the "Company") hereby grants, as of January 1, 2001, to PAUL AZINGER (the "Optionee") an option (the "Option") to purchase up to 316,666.64 shares of the Company's Common Stock, $0.01 par value (the "Stock" or "Common Stock"), at an exercise price per share of $3.75 (the "Option Price"). The Option shall be subject to the terms and conditions set forth herein. The Option is a non-qualified stock option, and not an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

         2.       Exercise Schedule.

                  (a) Except as otherwise provided in Sections 2(b) or 5 of this Agreement, the Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a number of shares of Stock as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date (the "Vesting Date") upon which the Optionee shall become entitled to exercise the Option with respect to the number of shares of Stock granted as indicated beside the date:

         Number of Shares of Stock                  Vesting Date
         -------------------------                  ------------
                 50,000.00                        December 31, 2001
                 66,666.66                        December 31, 2002
                 66,666.66                        December 31, 2003
                 66,666.66                        December 31, 2004
                 66,666.66                        December 31, 2005

                  (b) Notwithstanding any other provisions of this Agreement, the date on which the Option otherwise would have become exercisable under Section 2(a) hereof shall be accelerated if and to the extent provided below:

                           (i)      in the event that prior to December 31,
2002, either (x) the Optionee terminates the Endorsement Agreement pursuant to
Section 18 of the Endorsement Agreement by reason of an Event of Default (as defined in Section 2(d) below) by the Company, or (y) the Company terminates the Endorsement Agreement for any reason other than on account



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of an Event of Default by the Optionee, then the Optionee shall be immediately vested and entitled to exercise the Option with respect to the number of shares of Stock with Vesting Dates under Section 2(a) hereof that are on or before December 31, 2002;

                           (ii)     in the event that, after December 31, 2002,
either (x) the Optionee terminates the Endorsement Agreement pursuant to Section 18 of the Endorsement Agreement by reason of an Event of Default by the Company, or (y) the Company terminates the Endorsement Agreement for any reason other than on account of an Event of Default by the Optionee, then the Optionee shall be immediately vested and entitled to exercise the Option with respect to all of the shares of Stock with respect to which the Option has been granted;

                           (iii)    in the event that a Change of Control, as
defined in Section 2(d) hereof, occurs prior to a termination of the Endorsement Agreement by Optionee, the Optionee shall be, as of the date of termination by the Optionee, immediately vested and entitled to exercise the Option with respect to the number of shares of Stock with a Vesting Date under Section 2(a) that ends on December 31 of the year in which the Change of Control occurs, but only if Optionee terminates the Endorsement Agreement within 90 days of the effective date of the Change of Control; and

                           (iv)     in the event that the Endorsement Agreement
is terminated by the Company pursuant to Section 2(b) of the Endorsement Agreement, and within one year from the date on which the Endorsement Agreement is terminated, the Company retains another professional golfer to serve as its primary corporate spokesman at anytime during such one year period for golf products or the Company as a whole, then the Optionee shall be immediately vested and entitled to exercise the Option with respect to all of the shares of Stock subject to the Option.

                  (c) Within the first thirty (30) day period after each Vesting Date (as described in Section 2(a) hereof), the Optionee shall have the right to elect to receive a cash payment in cancellation of that portion of the Option that has first become (or in the absence of acceleration pursuant to Section 2(b) hereof would have become) newly vested on such Vesting Date. Upon the expiration of such 30-day period, the right set forth in the preceding sentence shall terminate and no longer be in effect with respect to such newly vested portion of the Option. The amount of the cash payment shall be equal to the product of (i) the number of shares of Stock subject to the portion of Option that shall be cancelled, and (ii) $11.25. Payment of the cash payment pursuant to this Section 2(c) shall be made by the Company to the Optionee within thirty (30) days after the date on which Optionee makes an election to cancel a portion of the Option pursuant to this Section 2(c).

                  (d) For purposes of this Agreement, the following terms shall have the meanings indicated:

                           (i)      "Endorsement Agreement" shall mean that
certain Endorsement Agreement, dated as of January 1, 2001, by and between the Company and Optionee.

                           (ii)     "Event of Default" shall have the same
meaning as indicated in


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Section 17 of the Endorsement Agreement.

                           (iii)    "Fair Market Value" of a share of Stock on
any date of reference shall mean:

                                    (x)     In the event that the shares of the
Common Stock of the Company are not registered on a nationally recognized securities exchange, the fair market value of a share of the Company's Common Stock on that date, as determined by the Board of Directors of the Company (the "Board") in a fair and uniform manner; provided, however, if the Optionee disagrees with the fair market value selected, the fair market value shall then be determined by an independent appraiser mutually agreed upon by the Company and the Optionee. If the Company and the Optionee cannot agree upon an independent appraiser, each party shall then select their own independent appraiser and then both of those independent appraisers shall select a third independent appraiser who shall make the final fair market value determination. For these purposes, the fair market value shall be determined without applying a discount for minority interest and/or lack of marketability. The appraisal costs shall be borne equally by both parties.

                                    (y)     In the event that the shares of
Common Stock of the Company are registered on a nationally recognized securities exchange or otherwise publicly traded, the Fair Market Value shall mean the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding the date of reference. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (1) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (2) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, as reported in any newspaper of general circulation or (3) if neither clause (1) or (2) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days.

                           (iv)     "Change in Control" shall mean

                                    (x)     Approval by the shareholders of the
Company of (1) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's


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then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or (2) a liquidation or dissolution of the Company or (3) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or

                                    (y)      the acquisition by any person,
entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Securities Exchange Act"), of beneficial ownership within the meaning of Rule 13-d promulgated under the Securities Exchange Act of 30% of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) the Company or its subsidiaries, (2) any person, entity or "group" that as of the date of this Agreement owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Company or its subsidiaries.

         3. Method of Exercise. This Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 2 hereof by written notice which shall state the election to exercise the Option, the number of shares of Stock in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Stock as may reasonably be required by the Company. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised after receipt by the Company of such written notice accompanied by the exercise price. No shares of Stock will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Stock then may be traded. The Optionee agrees and acknowledges with respect to any Stock acquired by exercise of the Option that has not been registered under the Securities Act of 1933, as amended (the "Securities Act") that (i) he or she will not sell or otherwise dispose of such Stock except pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and (ii) a legend to such effect may be placed on the certificates for the Stock.

         4. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:
(a) cash; (b) check; or (c) such other consideration or in such other manner as may be determined by the Company in its absolute discretion. If the exercise price is paid in whole or in part with shares of Stock (if permitted by the Company, in its absolute discretion), or through the withholding of shares of Stock issuable upon exercise of the Option (if permitted by the Company, in its absolute discretion), the value of the shares of Stock surrendered or withheld shall be their Fair Market Value on the date the Option is exercised. In the event that the Option is exercised after


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termination of the Endorsement Agreement, the Optionee and/or his Permitted
Transferees may offset against the exercise price any amounts payable by the Company to the Optionee pursuant to, or by reason of the termination of, the Endorsement Agreement.

         5. Termination of Option. The unexercised portion of the Option that has become exercisable pursuant to Section 2(a) or 2(b) hereof shall terminate on, and in no event shall the Option be exercisable after, the earlier of (i) the fifth anniversary of the date on which the Endorsement Agreement terminates, and (ii) December 31, 2010, unless sooner cancelled pursuant to
Section 2(c) hereof. In the event that the Company terminates the Endorsement Agreement by reason of an Event of Default by the Optionee, or the Optionee terminates the Endorsement Agreement for a reason other than an Event of Default by the Company, then the unvested portion of the Option shall immediately terminate and be of no further force and effect as of the date on which the Endorsement Agreement is terminated, although the vested portion of the Option shall continue to remain exercisable in accordance with the terms of this Agreement. Except as otherwise provided in Section 2(b)(iv) hereof, in the event that the Company terminates the Endorsement Agreement as of December 31, 2002, pursuant to Section 2(b) thereof, the unvested portion of the Option shall immediately terminate and be of no further force and effect as of the effective date of termination, although the vested portion of the Option shall continue to remain exercisable in accordance with the terms of this Agreement.

         6.       Transferability. The Option is not transferable otherwise than
(a) by will or the laws of descent and distribution, (b) to Optionee's spouse and/or lineal descendants, (c) to a trust solely for the benefit of the Optionee, his spouse and/or lineal descendants, or (d) to a partnership, limited liability company, corporation or other entity, all of the equity of which are owned by or for the benefit of the Optionee, the Optionee's spouse and/or lineal descendants (each permissible transferee under clauses (a) through (d) hereof being sometimes referred to as a "Permitted Transferee"); provided, however, that any such transferee shall agree to be subject to all such terms and conditions of this Agreement as though such transferee were a party hereto. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         7. Adjustment of Shares of Stock. If at any time while this Agreement is in effect, there shall be any increase or decrease in the number of issued and outstanding shares of Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of shares, then and in such event appropriate adjustment shall be made (as determined by the Company in its reasonable discretion) in the number of shares of Stock and the Option Price per share thereof then subject to any outstanding Options, so that the same percentage of the Company's issued and outstanding shares of Stock immediately prior to such event shall remain subject to purchase at the same aggregate exercise price immediately after such event.

         8.       Registration Rights.

                  (a) The Company agrees that, if the Company proposes to register any of its equity securities under the Securities Act (other than a registration on Form S-8 or S-4 or any


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successor or similar forms) whether or not for sale for its own account, in a manner which would permit registration of the Stock for sale to the public under the Securities Act, then the Company will notify the Optionee and, at the Optionee's request, will cause all shares of Stock subject to the Option or acquired as the result of an exercise of the Option to be included in such registration statement. All expenses of the transaction shall be borne by the Company.

                  (b) The Company shall indemnify the Optionee and his Permitted Transferees against all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement, prospectus, notification or offering circular (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus relating to the registration or qualification of the shares of Stock or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by the Optionee or the holder of shares of Stock expressly for use therein, and the Optionee will indemnify and hold harmless the Company and each of its officers who signs such registration statement and each of its directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act with respect to losses, claims, damages or liabilities which are caused by any untrue statement or omission contained in information furnished in writing to the Company by that person expressly for use therein.

                  (c) Notwithstanding the foregoing, if the managing underwriter or underwriters of a registered offering of the Common Stock deliver an opinion to the Optionee that the total amount of securities which such Optionee, the Company and any other persons (excluding officers of the Company or any of its affiliates) participating in such registration who have similar registration rights ("Other Selling Shareholders") propose to include in such offering is such as to adversely affect the success of such offering, then, the amount of securities to be included therein for the account of the Optionee (and any Permitted Transferees) and the Other Selling Shareholders will be reduced (to zero if necessary) pro rata among the Optionee and the Other Selling Shareholders on the basis of the Common Stock requested to be included therein by each such shareholder, to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided that no securities of any person other than the Company and/or Other Selling Shareholder shall be included in such registration if any shares of the Optionee (or any Permissible Transferee) are excluded.

                  (d) The registration rights set forth in this Section 8 shall terminate upon the earlier of (i) the transfer by Optionee (other than a transfer to one of the Permitted Transferees listed in Section 6 hereof) of any Stock subject to the Option, but only to the extent of the transferred Stock, and (ii) the date on which such Stock becomes saleable pursuant to Rule 144(k) under the Securities Act without any volume limitation applicable thereto.


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

         9.       Tag-Along Take-Along Rights; Put Option.

                  (a) Notwithstanding anything in this Agreement to the contrary, in the event that holders (the "Holders") of shares of Common Stock enter into an agreement (or series of related agreements) for the sale of 50% or more of the outstanding capital stock of the Company (a "Proposed Sale"), then the Company shall cause the Holders to provide to the Optionee notice that the Holders have entered into such an agreement and that this Section 9 is applicable (the "Tag-Along Notice"). The Tag-Along Notice shall also set forth all of the information with respect to the Proposed Sale, including without limitation: (i) the shares of Common Stock proposed to be purchased (the "Tag-Along Offered Shares"); (ii) the proposed purchase price, including for this purpose any other consideration payable to all or any of the Holders which is payable in connection with such sale, except to the extent such other consideration is paid in exchange for securities of the Company other than Common Stock (the "Tag-Along Offered Price"); and (iii) the proposed terms of purchase (the "Tag-Along Offered Terms").

                  (b) Upon receipt of a Tag-Along Notice, the Optionee and/or his Permitted Transferees (each such person who exercises a right to participate hereunder being referred to as a "Participating Party") shall have the right to participate in such Proposed Sale, exercisable by delivery of a notice to the Holders (the "Participation Notice") within 30 days from the date of receipt of the Tag-Along Notice. The right of a Participating Party pursuant to this subsection (b) shall terminate if not exercised within 30 days after receipt of the Tag-Along Notice. The Participation Notice shall set forth the number of shares of Stock subject to the Option that the Participating Party desires to include in the proposed sale.

                  (c) Following the expiration of the 30-day period referred to in subsection (b), if a Participating Party has delivered the Participation Notice, the Holders shall notify the Participating Party of the number of shares of Stock which the Participating Party may include in the proposed transfer (the "Includible Shares"), which shall be the lesser of (A) the shares requested for inclusion by the Participating Party; and (B) the product of (1) the Tag-Along Offered Shares multiplied by (2) a fraction, the numerator of which is the total number of shares of Stock owned by the Participating Party as a result of the exercise of the Option and shares of Stock representing the unexercised portion of the Option (but only to the extent vested) and the denominator of which is the total shares of Common Stock beneficially owned by the Holders, the Optionee and his Permitted Transferees, and other shareholders of Common Stock and option holders having similar "tag-along" rights. Upon delivery of a Participation Notice, the Participating Party shall be entitled and obligated to sell to the proposed purchaser or purchasers his or her Includible Shares at the Tag-Along Offered Price pursuant to the Tag-Along Offered Terms, and the Common Stock which the Holders shall be entitled to sell to the proposed purchaser or purchasers shall be reduced accordingly.

                  (d) At the closing of the Proposed Sale (notice of the date, place and time of which shall be designated by the Holders and provided to the Participating Party in writing at least five business days prior thereto), the Electing Party shall deliver an instrument evidencing the Includible Shares, duly endorsed, or accompanied by written instruments of transfer in form


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reasonably satisfactory to the purchaser or purchasers, duly executed by such
Individual Shareholder.

                  (e) The Optionee and his Permitted Transferees hereby agree, upon request of the Company's Board of Directors, to include their shares of Stock that were acquired as a result of the exercise of the Option in any proposed sale (or series of related sales) of more than 50% of the outstanding capital stock of the Company (a "Sale Transaction") on a pro rata basis in the same percentage as the percentage of the shares of Stock being tendered by other shareholders of the Company bears to the percentage of all other outstanding shares; provided that the per share consideration to be received by the Optionee and his Permitted Transferees in the Sale Transaction is not less than, and is payable in the same form as, the per share consideration to be received by any other owner of shares pursuant to the Sale Transaction.

                  (f) At any time within one year after the termination of the Endorsement Agreement for any reason, if the Stock of the Company then is not registered under the Securities Exchange Act of 1934, the Company, upon request of the Optionee or a Permitted Transferee (each a "Requesting Party"), shall use its best efforts to find a buyer for any shares of Stock owned by the Requesting Party, for a price that is in excess of $15 per share, payable in cash. Alternatively, or in the event that the Company does not find a buyer for the shares that the Requesting Parties desire to sell, the Optionee and/or his Permitted Transferees each shall have the right (the "Put Right"), exercisable only during the 30-day period beginning one year after the termination of the Endorsement Agreement for any reason (the "Put Exercise Period"), to require that the Company repurchase, at a price of $15 per share (the "Redemption Price"), any or all of the shares of Stock acquired upon exercise of the Option; provided, however, that this Put Right only shall be exercisable if at the time of exercise the Stock is not registered under the Securities Exchange Act of 1934, as amended. In the event that the Optionee and/or his Permitted Transferees wish to exercise the Put Right (each an "Exercising Party"), he or it shall provide to the Company notice of the exercise of the Put Right (the "Put Exercise Notice")on or before the last day of the Put Exercise Period. The Company shall pay the Redemption Price for any shares of Stock that it is required to purchase pursuant to this Section 9 (f) either in cash or in the form of the Company's promissory note payable in up to 36 equal consecutive monthly installments, including interest at the rate equal to the prime rate of interest of Citibank, N.A., with the first payment being due on the date of the closing (such payment method to be selected by the Company, in its absolute discretion). The closing for the purchase and sale of any Stock as a result of the exercise of the Put Right pursuant to this Section 9(f) shall take place on the tenth business day following the date on which the Put Exercise Notice is provided to the Company. At the closing, each Exercising Party shall deliver the stock certificates evidencing the shares of Stock being resold to the Company duly endorsed in blank for transfer, or with separate stock power endorsed in blank for transfer to the Company.

         10. Right of First Refusal. If the Optionee or a Permitted Transferee (each a "Selling Party") desires to effect a voluntary transfer of any of the shares of Stock acquired upon exercise of the Option (other than a transfer to a Permitted Transferee as defined in Section 6 hereof), during the period that the Stock is not registered under the Securities Exchange Act of 1934, as amended (the "Restricted Period"), the Selling Party first shall give written notice to the


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Company of such intent to transfer (the "Offer Notice") specifying (i) the number of the shares of Stock (the "Offered Shares") and the date of the proposed transfer (which shall not be less than fifteen (15) days after the giving of the Offer Notice), (ii) the name, address, and principal business of the proposed transferee (the "Transferee"), and (iii) the price and other terms and conditions of the proposed transfer of the Offered Shares to the Transferee. The Office Notice by the Selling Party shall constitute an offer to sell all, but not less than all, of the Offered Shares, at the price and on the terms specified in such Offer Notice, to the Company. If the Company desires to accept the offer to sell by the Selling Party, the Company shall signify such acceptance by written notice to the Selling Party within fifteen (15) days following the giving of the Option Notice. Failing such acceptance, the Selling Party's offer to the Company shall lapse on the sixteenth day following the giving of the Option Notice. With such written acceptance, the Company shall designate a day not later than the later of (i) ten (10) days following the date of giving its notice of acceptance, or (ii) the closing date in the Offer Notice, on which the Company shall deliver the purchase price of the Offered Shares (in the same form as provided in the Offer Notice) and the Selling Party shall deliver to the Company, all certificates evidencing the Offered Shares endorsed in blank for transfer or with separate stock powers endorsed in blank for transfer. Upon the lapse without acceptance by the Company of the Selling Party's offer to sell the Offered Shares, the Selling Party shall be free to transfer the Offered Shares not purchased by the Company to the Transferee, for a price and on terms and conditions which are no more favorable to the Transferee than those set forth in the Offer Notice, for a period of thirty days thereafter, but after such period the restrictions of this Section 10 shall again apply to the shares of Stock. This provision shall cease to have any force or effect after the end of the Restricted Period.

         11. No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) or permitted assignee shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

         12. No Right to Continued Service. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued service with the Company.

         13. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Florida.

         14. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company's offices at Liquidmetal Technologies, 25800 Commercentre Drive, Suite 100, Lake Forest, California 92630, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 1st day of January 2001.

                                         COMPANY:

                                         LIQUIDMETAL TECHNOLOGIES, a
                                         California corporation


                                         By: /s/ John Kang
                                             -----------------------------------
                                             Name:  John Kang
                                             Title: Chief Executive Officer


                                         OPTIONEE:


                                         By: /s/ Paul Azinger
                                             -----------------------------------
                                             PAUL AZINGER


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